Exhibit 10.1

SUBLEASE

THIS AGREEMENT, made as of the         day of April, 2014 between 87AM HOLDINGS LLC, a New York Limited Liability Company, having an office at 42-52 West 39th Street, 4th Floor, New York, New York (the “Sublessor’’) and DIPEXIUM PHARMACEUTICALS, INC., a Delaware Limited Liability Company with an office at 61 Broadway, Suite 1905, New York, New York (the “Sublessee”).

W I T N E S S E T H :

WHEREAS, by Agreement of Lease dated as of January 22, 2013, a redacted copy of which is attached hereto as Exhibit “A” and made a part hereof, (the “Master Lease”) Sublessor currently leases from 61 BROADWAY OWNER LLC (the “Master Lessor “) a portion of the 19th floor, known as Suite 1905 (the “Premises”) in the building known as 61 Broadway, New York New York (the “Building”); and

WHEREAS, Sublessor, pursuant to the Master Lease between Sublessor and Master Lessor is currently in possession of the Premises, as shown on Exhibit “B”; and

WHEREAS, Sublessee desires to sublease the Premises from Sublessor,

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, Sublessor and Sublessee stipulate, covenant and agree as follows:

PREMISES

1.         Sublessor does hereby sublease to Sublessee the Premises as indicated on the floor plan as outlined on Exhibit “B”, attached hereto and made a part hereof. The parties agree and acknowledge that the rentable square feet, as indicated on Schedule “B”, is 4,233.

TERM

2.         The term shall commence on the later of April 1, 2014 or the date Sublessor receives Master Lessor’s written consent to this Sublease, (“Commencement Date”) and expire at 11:59:59pm on March 30, 2016 (the “Expiration Date”) (collectively the period between the Commencement Date and the Expiration Date is referred to as the “Term”). In the event the Term commences on a date other than the Commencement Date, Sublessor and Sublessee shall execute a memorandum setting forth the actual date of commencement of the Term, and such date shall become the Commencement Date. Possession of the Premises (“Possession”) shall be delivered to Sublessee on the Commencement Date. If for any reason Sublessor does not deliver Possession to Sublessee on the Commencement Date, Sublessor shall not be subject to any liability for such failure, the Term shall not be extended by the delay, and the validity of this Sublease shall not be impaired, but rent shall abate until delivery of Possession.

USES	3. Sublessee shall use and occupy the Premises for general, administrative and executive offices only and for no other purpose.

RENT AND ADDITIONAL RENT

4.         (a) Sublessee shall pay to Sublessor in U.S. currency the Rent as follows: (i) from the Commencement Date through December 31, 2014, Sublessee shall pay monthly Rent in the amount of Twelve Thousand Three Hundred Forty Six and 25/100 Dollars ($12,346.25) ($148,155.00 per annum, pro-rated); (ii) From January 1, 2015 through December 31, 2015, Sublessee shall pay monthly Rent in the amount of Twelve Thousand Seven Hundred Sixteen and 64/100 Dollars ($12,716.64) ($152,599.65 per annum); and (iii) From January 1, 2016 though the Expiration Date, Sublessee shall pay monthly Rent in the amount of Thirteen Thousand Ninety Eight and 14/100 Dollars ($13,098.14) ($157,177.64, per annum, pro-rated).

Rent for any portion of a month shall be prorated on a thirty (30) day basis. Accordingly, Rent from the Commencement Date through April 30, 2014 shall be pro-rated. Rent payments shall be delivered to the office of Sublessor or such other place as Sublessor may designate.

REAL ESTATE TAXES

(b) During the Term, Sublessee shall be responsible for the Sublessor’s increase in real estate taxes on the Premises over the 2014 fiscal base year (July 1, 2013 to June 30, 2014) (the “Real Estate Taxes”), and shall pay such Real Estate Taxes directly to Sublessor as additional rent. Sublessee’s proportionate share of such Real Estate taxes shall mean 0.7% of any Building increase.

CLEANING	(d) Sublessee shall be solely responsible for complying with the terms of Articles 4, 5, 8 and 29 of the Master Lease, and Sublessor shall have no obligation or liability therefore.

SUBLESSOR’S WORK

5.         At the Commencement Date, Sublessee shall accept the Premises in its then “as is” condition, subject to Sublessor’s obligation to deliver the Premises broom-clean and free of all occupants, except for the furniture being left for the use of Sublessee as defined in Exhibit “C”.

INCORPORATION OF MASTER-LEASE

6.         (a) This Sublease is subject to and made upon all obligations, terms, covenants and conditions of the Master Lease, with the same force and effect as if fully set forth herein at length, except as otherwise specifically provided herein. All the terms, covenants and conditions which Sublessor is bound to comply with under the Master Lease as lessee thereunder shall, to the extent only that they apply to the Premises and except as otherwise provided herein, be binding upon the Sublessee. It is the intention of the parties that, except as otherwise provided in this Sublease, the relationship between Sublessor and Sublessee shall be governed by the language of the various articles of the Master Lease as if they had been typed out herein in full (specifically excluding 1A, IC, 21, 23, 28, 33 and 36 and Exhibit “C” Exhibit “D” and Exhibit “F”, and any other article which by its nature should be excluded to be consistent with the terms of this Sublease), and the terms “Landlord”, “Tenant” and “Lease” as used in the Master Lease read, respectively, “Sublessor”, “Sublessee” and “Sublease”. Notwithstanding the foregoing, if any provision of the Master Lease interpreted in accordance with the preceding sentence conflicts with a term contained in this Sublease, the term contained in this Sublease shall control. Sublessee represents and warrants that it will introduce no Hazardous Substances to the Premises except for such cleaning and office supplies as may be permitted by law in the quantities as are permitted by law. Sublessee shall have no responsibility for Sublessor’s default or for curing defaults related to the Premises that exist as of the Commencement Date, and Sublessor shall immediately cure any such defaults.

(b) For the purposes of this Sublease, the following Articles of the Master Lease are hereby deleted 1A, IC, 21, 23, 28, 33 and 36 and Exhibit “C” Exhibit “D” and Exhibit “F”.

(c) If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that (a) if the Master Lease terminates as a result of a default or breach by Sublessee under this Sublease and/or the Master Lease, then Sublessee shall be liable to Sublessor for the damages suffered as a result of such termination; and (b) if the Master Lease terminates as a result of a default or breach by Sublessor under the Master Lease, then Sublessor shall be liable to Sublessee for all damages suffered by Sublessee as a result of such termination.

QUIET ENJOYMENT

7.         Sublessor convents and agrees with Sublessee that as consideration for Sublessee paying the rent and additional rent reserved in this Sublease and performing and observing all other terms, covenants and conditions on its part to be performed under this Sublease, Sublessee may peaceably and quietly enjoy the Premises during the Term, provided that Sublessee is not in default of the payment of the rent and additional rent due under this Sublease or in the performance and observance of any of the other terms, covenants and conditions on Sublessee’s part to be observed and performed by Sublessee under the Master Lease and this Sublease.

PHONES & FURNITURE

8.         Sublessor shall not be required to provide any phones, supporting systems, and furniture in the Premises (jointly “the “Equiptment”) for use by the Subtenant during the Term. Sublessor shall be permitted to leave furniture in the space for Sublessee’s use during the Term.

Upon the expiration of the Term, and provided the Subtenant is not in default under the terms of this Sublease, the Subtenant shall remove all Phones and Furniture from the Premises. Any items remaining in the Premises after the Expiration of the Term shall be deemed forfeited and Sublessee shall be required to compensate Sublessor for the removal of such items.

DIRECT 7 LISTINGS ANri SIGNAGE

9.         Sublessee, subject to Landlord’s approval, shall receive a) its pro-rata share of directory listings in the Building and b) be permitted to install its signage and logo on the floor of the Premises.

NOTICES

10.       Any notice or demand under this Sublease shall be in writing and shall be considered properly delivered when addressed as hereinafter provided, given or served personally or by nationally recognized overnight courier service, by registered or certified mail (return receipt requested) and deposited in the United States general or branch post office. Any notice or demand by the Sublessee to Sublessor shall be addressed to Sublessor at the address listed above, Attn: Carl Levin, with a copy to Cabot J. Marks, Esq. 485 Madison Avenue, l3 ‘1’ Floor, New York, New York 10022 unless otherwise directed by Sublessor. Any notice from Sublessor to Sublessee, Diplexium Pharmaceuticals LLC., shall be addressed to Sublessee at the Premises, Attention: David Luci, Esq., unless otherwise directed in writing by Sublessee. Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given, shall be deemed to be receipt of the notice, demand or request sent.

NO ASSIGNMENT, SUBLETTING OR MORTGAGING

11,                     Supplementing the provisions of Article 12 of the Master Lease, Sublessee covenants that it shall not assign, sublease, mortgage, transfer, license, pledge or encumber its interest in this Sublease, in whole or in part, or sublet or permit the subletting of the Premises, permit Premises or any part thereof to be occupied or used by any person or entity other than Sublessee without first obtaining the prior written consent of the Sublessor, which consent shall not be unreasonably be withheld or delayed provided the Master Lessor consents to such assignment or sublease in writing.

No such assignment or sublease shall operate to release Sublessee from its obligations under this Sublease. As a condition of obtaining Sublessor’s consent, Sublessee shall pay Sublessor’s reasonable costs involved in the review of the proposed Sub-Sublessee or assignee and any related documentation. Notwithstanding anything to the contrary, Sublessee covenants that it shall not assign, mortgage, transfer, pledge or encumber its interest in this Sublease, in whole or in part, or sublet or permit the subletting of the Premises, permit the Premises or any part thereof to be occupied or used by any person or entity other than Sublessee without the prior written consent of the Master Lessor being first obtained and in accordance with the terms of the Master Lease.

MASTER LESSOR’S RESPONSIBILITI ES

12.                     Sublessee recognizes that Sublessor is not in a position to furnish the services set forth in the Master Lease, obtain an agreement of non-disturbance, or to perform certain other obligations which are not within the control of Sublessor, such as maintenance, repairs and replacements to the building and Premises, compliance with laws, and restoration of the Premises and building after casualty or condemnation. Sublessee shall look to Master Lessor to furnish these services and to perform these obligations. Sublessor shall use best efforts to cause Master Lessor to perform its maintenance, repair and service obligations under the Master Lease. Notwithstanding anything to the contrary in this Sublease or in the Master Lease, Sublessee shall not be liable to Sublessor or any other party in the event this Sublease terminates due to a failure or default of Master Lessor under the Master Lease.

DAMAGE, DESTRUCTION AND CONDEMNATION

13.                     Subject to the Provisions of Articles 10 and 11 of the Master Lease, if any portion or all of the Premises is damaged by fire, earthquake, act of God, terrorism war (declared or undeclared) the elements or other action beyond the reasonable control of Sublessee, or is lawfully taken by condemnation or in any other manner for any public or quasi-public purpose, and if Master Lessor or Sublessor terminates the Master Lease under the terms thereof, this Sublease shall terminate therewith, and Sublessor shall not be liable to Sublessee, and Sublessee shall not be liable to Sublessor, for such early termination of this Sublease. If after damage to or condemnation of the Premises, the Master Lease is not terminated, this Sublease shall continue in full force or effect, provided that rent due under this Sublease shall be abated to the extent that and so long as Sublessee’s occupancy in the Premises is prohibited by such damage or condemnation, or if Sublessee’s occupancy is substantially impaired but not prohibited, rent due under this Sublease shall be abated proportionally to the degree of impairment. If the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Premises or the building or project of which the Premises are a part, then (a) the exercise of such right by Sublessor shall not constitute a default or breach hereunder; and (b) such right shall also be construed as a right by Sublessee to terminate this Sublease upon notice to Sublessor without further obligation or penalty.

SECURITY DEPOSIT

14.                     Sublessee shall deposit with Sublessor on the signing of this Sublease, a security deposit in the amount in U.S. currency of Forty Nine Thousand Three Hundred and Eighty Five Dollars ($49,385.00), which deposit shall be in the form of a bank check or a “clean” unconditional, irrevocable, nontransferable letter of credit (the “Letter of Credit”) in a form satisfactory to Sublessor, issued and drawn on a bank satisfactory to Sublessor and which is a member of the New York Clearing House Association, for the account of Sublessor for a term expiring no earlier than thirty (30) days following the Expiration Date as security for the faithful performance and observance by Sublessee of the terms, covenants, conditions and provisions of this Sublease, including without limitation the surrender of Possession of the Premises to Sublessor as and when required by this Sublease. If Sublessor so uses any portion of the security deposit, Sublessee shall, within (10) days after written demand by Sublessor, restore the security deposit to the amount then required in accordance with the schedule above, and Sublessee’s failure to do so shall constitute a default under this Sublease. Within thirty (30) days after the later of (a) the Expiration Date, (b) the date Sublessee has vacated the Premises, and provided Sublessee is not then in default of its obligations hereunder, the Letter of Credit shall expire and be of no further force and effect.

ALTERATIONS	15. Sublessee may not make any additions, alterations or improvements to the Premises without prior written consent of Sublessor (and Master Lessor if so required under the Master Lease).

BROKERS

16.                     Upon execution of this Sublease and the written approval of this Sublease by the Master Lessor, Sublessor shall pay any brokerage fee due to DTZ. Upon the clearance of such funds in its account; DTZ shall pay all compensation due Cassidy Turley, pursuant to a separate agreement between the brokers. Except for DTZ and Cassidy Turley, Sublessor and Sublessee represent and warrant to each other that neither has dealt with any real estate broker, nor is liable to any real estate broker, with respect to this Sublease. Sublessee and Sublessor covenant and agree to pay, hold harmless and indemnify each other from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commission or charges claimed by any broker or agent other than such brokers with respect to this Sublease or the negotiation thereof.

INDEMNIFICATI ON

17.                     Sublessee shall indemnify Sublessor against and hold Sublessor harmless from any and all third party claims, damages, costs and expenses with respect to its non-performance or non-observance by Sublessee of any of the terms, covenants and conditions of the Master Lease. Sublessor shall indemnify Sublessee against and hold Sublessee harmless from any and all third party claims, damages, costs and expenses with respect to the non-performance or non-observance by Sublessor of any of the terms, covenants and conditions of the Master Lease.

EXCULPATION

18.                     Neither the partners, entities or individuals comprising the Sublessor, nor the agents, directors, or officers or employees of any of the foregoing shall be personally liable for the performance of the Sublessor’s obligations hereunder.

Neither the partners, entities or individuals comprising the Sublessee, nor the agents, directors, or officers or employees of any of the foregoing shall be personally liable for the performance of the Sublessee’s obligations hereunder.

LIMITED CONVEYANCE

19.                     Sublessor cannot grant or convey any greater estate, rights or interest by virtue of this Sublease than Sublessor has received under the terms of the Master Lease, and Sublessee acknowledges that it has not received and cannot receive greater estate, rights or interest pursuant to this Sublease than Sublessor has received under the Master Lease.

ADDITIONAL INSURED

20.                     Sublessee agrees to obtain the insurance coverage for the Premises as required under Article 9 and Exhibit “E” of the Master Lease and shall name Sublessor as an additional insured under such policies. Sublessor acknowledges that Sublessee may provide insurance coverage in any combination of primary and umbrella coverage at its sole option. Sublessee shall provide Sublessor with certificates of insurance evidencing such coverage, prior to Sublessee taking possession of the Premises.

BINDING EFFECT & ENTIRE AGREEMENT

21,                     This Sublease shall be binding on the parties and their respective heirs, executors, representatives, successors and assigns, and i the case of partnership or limited liability partnership, each of the partners shall be jointly and severally liable. This Sublease contains the entire agreement of the parties and may not be modified except by an instrument in writing, which is signed by both parties.

CONSENT OF MASTER LESSOR

22.                     Anything hereinabove to the contrary notwithstanding, it is understood and agreed that this Sublease shall not become effective unless and until Sublessor has obtained and delivered to Sublessee the consent.of Master Lessor to the subletting herein. Sublessor shall use commercially reasonable efforts to obtain Master Lessor’s consent by the thirty (30) calendar day anniversary of the effective date of this Sublease. In the event Master Lessor has failed to provide such consent in writing by the ninety (90) calendar day anniversary of the effective date of this Sublease, Sublessee shall have the right to terminate this Sublease upon written notice to Sublessor without further obligation or penalty.

SUBLESSOR WARRANTY

23.                               Sublessor warrants and represents to Sublessee, that (a) the Master Lease has not been amended or modified except as expressly set forth herein, (b) the Sublessor is not in receipt of any uncured notice(s) of default or breach of any of the provisions of the Master Lease, (c) the Sublessor has no knowledge of any claim by Master Lessor that Sublessor is in default or breach of any of the provisions of the Master Lease, (d) the Master Lessor is not in default or breach of any of the provisions of the Master Lease, (e) to the best knowledge of Sublessor, there are no liens filed against the Premises as of the commencement date of this Sublease which have not been disclosed to Sublessee in writing prior to execution of this Sublease, and (0 Sublessor has full right and authority to enter into this agreement with Sublessee.

GOVERNING LAW

24.                     This Sublease shall be governed by the laws of the State of New York without reference to the conflicts of law principles of the State. The Parties hereby submit to personal jurisdiction in the State of New York for the enforcement of this Sublease and waive any and all personal rights to object to such jurisdiction for the purposes of litigation to enforce this Sublease. Both parties hereby waive the right to trial by jury in any action or proceeding that hereafter may be instituted in respect of this Sublease.

iNTERPRETATION

25.                     The headings of paragraphs or sections in this Sublease are for convenience only and shall not be construed in any way to limit or define the content, scope or intent of the provisions hereof. As used in this Sublease, the singular shall include the plural, and masculine, feminine and neuter pronouns shall be fully interchangeable where the context so requires. If any provision of this Sublease, or any paragraph, sentence, clause, phrase or word, or the application thereof, in any circumstances, is adjudicated by a court of competent jurisdiction to be invalid, the validity of the remainder of this Sublease shall be construed as if such invalid part were never included herein. Time is of the essence of this Sublease. All payments to be made hereunder shall be made in currency and coin of the United States of America that is legal tender for public and private debts as of the time of payments.

FULL AND COMPLETE AUTHORITY

26.                     The parties executing the Sublease each warrants and represents for itself that the person or entity executing this Sublease on behalf of the Sublessor and on behalf of the Sublessee are authorized on behalf of such entity to enter into this Sublease and has the full and complete authority to enter into same.

IN WITNESS WHEREOF, the parties hereto have executed. this Sublease as of the day and year first above written.

WITNESS:	87AM Holdings, LLC

By:

	Title:	COO

WITNESS:	Dipexium Pha aceuticals, Inc,

By:
Yvonne Montes
Title: David P. Luci